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                                                                    EXHIBIT 99.2

                                 ENROLLMENT FORM

AMB PROPERTY CORPORATION      c/o BankBoston, N.A.
                              P.O. Box 8040 Boston, MA 02266-8040

                            Any questions, please call toll free: 1-800-331-9474
                                      (Please use enclosed envelope.)

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                I wish to enroll in the AMB Property Corporation Dividend
                Reinvestment and Direct Purchase Plan (the "Plan") available to
Enrolling       interested investors of AMB Property Corporation (the "Company")
in the          by making an Initial Investment. Enclosed is a check or money
Plan            order for $____ ($500 minimum/$5,000 maximum per calendar month)
                payable to "AMB Investment Plan". Check must be received by the "Optional Cash Purchase Due Date" as defined in the Plan
                Prospectus.



                                Please note any address corrections directly on this form to the left.

                                Please provide your day and evening phone numbers to assist us in processing your enrollment.

                                Daytime Phone: (   ) - _______________

                                Evening Phone: (   ) - _______________

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           [ ]  Check here if registration desired matches mailing information above. Social Security Number ______________________________
Account
Registra-  [ ]  INDIVIDUAL OR JOINT. Joint accounts will be presumed to be joint tion tenants unless restricted by applicable state law or otherwise indicated. Only one Social Security Number is required for tax reporting.

                ____________________________________________________________________________________________________________________
                Owner's First Name   M.I.  Last Name   Owner's Social Security Number   Joint Owner's First Name  M.I.  Last Name


Please
check one
box and    [ ]  CUSTODIAL.  A minor is the beneficial owner of the account with an adult Custodian managing the account until the
provide         minor becomes of age, as specified in the Uniform Gifts/Transfers to Minors Act in the minor's state of residence.
requested
informa-        ____________________________________________________________________________________________________________________
tion.           Custodian's First Name       M.I.       Last Name
Please
print           ____________________________________________________________________________________________________________________
clearly.        Minor's First Name       M.I.       Last Name       Minor's  Social Security Number       Minor's State of Residence

           [ ]  TRUST.  Account is established in accordance with provisions of a trust agreement.

                ____________________________________________________________________________________________________________________
                Trustee Name       Name of Trust       Trust Date       Tax ID Number       Beneficiary

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                You may choose to reinvest all, a portion or none of the cash dividends paid on Common Stock registered in your name
                and held for you under the Plan. If you do not indicate a
                choice, you automatically will default into the full dividend
Dividend        reinvestment election with all dividends reinvested.
Election
Please      [ ] FULL DIVIDEND REINVESTMENT. I wish to reinvest all of my Common
check one       Stock cash dividends in additional shares of Common Stock. I may
box and         also make optional purchases under the Plan. (You will not
provide the     receive a dividend check.)
requested
informa-    [ ] PARTIAL DIVIDEND REINVESTMENT. I wish to have cash dividends on
tion            _________ whole shares of Common Stock sent to me in cash, and cash dividends on the rest of my shares of Common Stock reinvested in additional shares of Common Stock. I may also make optional purchases under the Plan.

            [ ] OPTIONAL CASH ONLY. I wish to make only optional cash purchases under the Plan. (You will receive a dividend check for all shares.)

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                By signing this form, I request enrollment, certify that I have received and read the prospectus describing the Plan and agree to abide by the terms and conditions of the Plan. I hereby
Signatures      appoint BankBoston, N.A. as my agent to apply dividends and any investments I may make to the purchase of shares of Common Stock under the Plan. I understand that I may revoke this authorization at any time by written notice to BankBoston, N.A.

                All joint owners must sign.

                Under penalties of perjury, I also certify that: A. The number shown on this form is my/our correct Social Security Number or Taxpayer ID Number. B. I am not subject to backup withholding either because (1) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or
                (2) the IRS has notified me that I am no longer subject to backup withholding. (Check here ___ if you have been notified by the IRS that you are subject to backup withholding because of under reporting of interest or dividends on your tax returns.)


                ________________________________________________________________
                Signature               Date       Signature               Date

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                AUTOMATIC INVESTMENT. You may authorize automatic monthly
                deductions from your personal bank account. BankBoston, N.A.
Automatic       will invest these deductions in Common Stock and credit
Investment      the account you designate above. To initiate these deductions, please complete the reverse side of this form and check this box. YOUR AUTHORIZED MONTHLY DEDUCTION FROM YOUR BANK ACCOUNT
                MUST BE FOR AT LEAST $500 AND CANNOT EXCEED $5,000 IN A CALENDAR
                MONTH.

52-3021 New 5/99                        SEE REVERSE



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Automatic       Please complete the information below to commence automatic
Investment      withdrawals from your bank account to purchase additional
Application     shares. Deductions and investments will continue until you notify BankBoston, N.A. to change or discontinue them. You must notify BankBoston, N.A. by telephone or written request at least five (5) business days prior to the Optional Cash Payment
                Due Date as defined in the Plan Prospectus for any change to be effective. Should your bank account contain insufficient funds to cover the authorized deduction, no investment will occur. In such event, you will be charged a $25.00 fee by BankBoston, N.A.
                and you may be charged an additional fee by your bank for insufficient funds.

                Please see sample below illustrating where these numbers can be found.

                ABA Routing Number       Checking or Money Market       Savings

                _ _ _ _ _ _ _ _ _                  _                       _

                Bank Account Number

                _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _   _____________________________
                                                  Name on Account (Please Print)

                Amount to be Withdrawn

                 _, _ _ _. _ _  ($500 minimum, $5,000 maximum per calendar
                                  month)

I hereby authorize BankBoston, N.A. to make       ____________________________________________________
monthly automatic transfers of funds from my      Name of Financial Institution
saving/checking account in the amount indicated
on this form. These funds will be used to         ____________________________________________________
purchase common shares of beneficial interest     Mailing Address of Financial Institution
for my account. Note: If Joint Account, both
holders must sign.                                ____________________________________________________
                                                  City       State       Zip

________________________________________________________________________________
Signature                  Date                  Signature                  Date


John Smith                                                       63-85     ****
123 Your Street                                                  -----
Anywhere, USA 12345                                               670

                                                       ________________ 19 ___

PAY TO THE
ORDER OF                                                     $ [             ]
____________________________________________________________

___________________________________________________________________DOLLARS

YOUR       000-001
BANK       123 Main Street
           Anywhere, USA 12345

FOR                                                 SAMPLE (NON-NEGOTIABLE)
   __________________________________________     ___________________________

    ***********                ***********                  *******
     ABA Number               Account Number              Check Number
                                                 (Do not include as part of your
                                                       Bank Account Number)